Exhibit 10.13

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is effective as of the 1st day of August, 2002 (the “Effective Date”) by and between Prospect Medical Holdings, Inc., a Delaware corporation (“Employer” ) and Jacob Y. Terner, M.D. (“Employee”) with reference to the following:

a.                                       Employer and Employee previously entered into an Employment Agreement dated as of August 1, 1999 (the “Employment Agreement”) providing for the employment of Employee at an annual salary of $100,000 for an initial term of three (3) years, commencing August 1, 1999 and continuing until July 31, 2002.

b.                                      Employer and Employee have agreed to (i) extend the term of the Employment Agreement for an additional three (3) years, and (ii) increase Employee’s salary to $150,000 per year commencing August 1, 2002 and ending August 1, 2005.

c.                                       By this Amendment, Employer and Employee desire to modify the Employment Agreement to reflect the extension of the term and the salary increase.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Employer and Employee agree to and hereby amend the Employment Agreement in the following respects.

1.                                      Basic Compensation of Employee.  Section 2.1 of the Employment Agreement is hereby amended to delete the reference to a base salary of $100,000 per annum and is replaced with a base salary of $150,000.

2.                                      Effective Date of Salary Increase.  The effective date of the salary increase shall be August 1, 2002.

3.                                      Contract Term.  Section 3.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following: “The initial term of this Agreement shall commence on the Effective Date, and shall continue for a period of three (3) years, subject to the earlier termination of this Agreement as provided herein.”

4.                                      Employment Agreement Continued.  Except as modified by this Amendment, the Employment Agreement is ratified and shall continue in all respects.

IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the date set forth above.

“EMPLOYER”	“EMPLOYEE”

PROSPECT MEDICAL HOLDINGS, INC.

By:
R. Stewart Kahn	Jacob Y. Terner, M.D.
Executive Vice President